UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
May 3, 2007
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-33349	56-2408571
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4400 Carillon Point,
Kirkland, WA		98033
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT 99.1

Item 2.02. Results of Operation and Financial Condition.
     On May 8, 2007, Clearwire Corporation (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2007. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 3, 2007, the Board of Directors of Clearwire appointed Robert M. DeLucia, 43, to serve as the Company’s principal accounting officer. The appointment is effective immediately, and Mr. DeLucia was given the title of Chief Accounting Officer. Prior to coming to the Company, Mr. DeLucia served in a variety of positions with Adelphia Communications Corporation from August 2002 to March 2007 as part of that company's restructuring team, including most recently Vice President and Controller and previously Vice President of Reporting and Vice President and Assistant Controller. Prior to working for Adelphia, Mr. DeLucia worked for Public Interactive, Inc. as its interim Chief Financial Officer. Mr. DeLucia is not a party to an employment agreement with the Company. In connection with his appointment, he was granted options for 100,000 shares of the Company’s Class A common stock under the Company’s 2007 Stock Compensation Plan.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 8, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION

Dated: May 8, 2007	By:	/s/ John A. Butler

John A. Butler Chief Financial Officer